EXHIBIT 23.2

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 1, 1995, with respect to Cablevision Industries Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in each of the following:

          1. Registration Statement No. 333-11471 on Form S-4 for Time Warner Inc. (formerly named TW Inc.)
          2. Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          3. Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          4. Post-Effective Amendment No. 3 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          5. Post-Effective Amendment No. 4 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          6. Post-Effective Amendment No. 5 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          7. Registration Statement on Form S-8 and Post Effective Amendment No. 1 of Time Warner Inc. (formerly named TW Inc.)(Registration No. 333-14053)
          8. Registration Statement on Form S-3 (Registration No. 333-14611) of Time Warner Inc. (formerly named TW Inc.)

ARTHUR ANDERSEN LLP
Stamford, Connecticut
November 13, 1996

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